Exhibit (a)(1)(E)

Offer To Purchase For Cash

All Outstanding Shares of Class A Common Stock and Class B Common Stock

of

BENEFYTT TECHNOLOGIES, INC.

at

$31.00 NET PER CLASS A SHARE

NO CONSIDERATION TO BE PAID PER CLASS B SHARE

Pursuant to the Offer to Purchase dated

July 24, 2020

by

DAYLIGHT BETA CORP.,

a

direct wholly-owned subsidiary of

DAYLIGHT BETA PARENT CORP.

an affiliate of

MADISON DEARBORN PARTNERS, LLC

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT ONE MINUTE

AFTER 11:59 P.M., EASTERN TIME, ON AUGUST 20, 2020,

UNLESS THE OFFER IS EXTENDED OR EARLIER TERMINATED.

July 24, 2020

To Our Clients:

Enclosed for your consideration are the Offer to Purchase, dated July 24, 2020 (as it may be amended or supplemented from time to time, the “Offer to Purchase”), and the related Letter of Transmittal (as it may be amended or supplemented from time to time, the “Letter of Transmittal”) in connection with the offer by Daylight Beta Corp., a Delaware corporation (“Purchaser”) and a direct wholly-owned subsidiary of Daylight Beta Parent Corp., a Delaware corporation (“Parent”), to purchase all of the outstanding shares of Class A Common Stock, par value $0.001 per share (the “Class A Shares”), of Benefytt Technologies, Inc., a Delaware corporation (“Benefytt”), at a purchase price of $31.00 per Class A Share, net to the seller in cash without interest and less any required withholding taxes, upon the terms and subject to the conditions of the Offer to Purchase. Purchaser is also offering to acquire all of the outstanding shares of Class B Common Stock, par value $0.001 per share, of Benefytt (the “Class B Shares” and, together with the Class A Shares, the “Shares”), for no consideration. Purchaser’s offer to purchase all of the outstanding Class A Shares and Class B Shares pursuant to the Offer to Purchase and the Letter of Transmittal, together with any amendments or supplements thereto, are collectively referred to herein as the “Offer.”

Also enclosed is Benefytt’s Solicitation/Recommendation Statement on Schedule 14D-9.

We or our nominees are the holder of record of Shares held for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal accompanying this letter is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.

We request instructions as to whether you wish us to tender any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the enclosed Offer to Purchase and the Letter of Transmittal.

Please note carefully the following:

1.	The offer price for the Offer is $31.00 per Class A Share, net to you in cash without interest and less any applicable withholding taxes.

2.	The Offer is being made for all outstanding Shares.

3.

The Offer is being made in connection with the Agreement and Plan of Merger, dated as of July 12, 2020, (together with any amendments or supplements thereto, the “Merger Agreement”), among Parent, Purchaser and Benefytt, pursuant to which, following the consummation of the Offer and the satisfaction or waiver of the applicable conditions set forth therein, without a vote of the stockholders of Benefytt in accordance with Section 251(h) of the General Corporation Law of the State of Delaware (“DGCL”) Purchaser will merge with and into Benefytt (the “Merger”), and Benefytt will continue as the surviving corporation in the Merger as a direct wholly-owned subsidiary of Parent.

4.

Following careful consideration, the board of directors of Benefytt has (i) determined that it is in the best interests of Benefytt and its stockholders to enter into the Merger Agreement, (ii) approved the execution and delivery of the Merger Agreement and the transactions contemplated thereby, including the Offer and the Merger, upon the terms and subject to the conditions set forth therein, (iii) declared advisable the Merger Agreement and the transactions contemplated thereby, and (iv) subject to Section 6.2 of the Merger Agreement and the terms and conditions of the Merger Agreement, resolved to recommend the holders of Shares accept the Offer by tendering their Class A Shares to Purchaser pursuant to the Offer.

5.	The Offer and withdrawal rights will expire at one minute after 11:59 p.m., Eastern Time, on August 20, 2020, unless the Offer is extended or earlier terminated.

6.	The Offer is subject to certain conditions described in Section 15 of the Offer to Purchase.

7.	Any transfer taxes applicable to the sale of Shares to Purchaser pursuant to the Offer will be paid by the Purchaser, except as otherwise provided in the Letter of Transmittal.

If you wish to have us tender any or all of your Shares, then please so instruct us by completing, executing, detaching and returning to us the Instruction Form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you authorize tender of your Shares, then all such Shares will be tendered unless otherwise specified on the Instruction Form.

Your prompt action is requested. Your Instruction Form should be forwarded to us in ample time to permit us to submit the tender on your behalf before the expiration of the Offer.

The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Shares in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the laws of such jurisdiction, and Purchaser is not aware of any jurisdiction in which the making of the Offer or the tender of Shares in connection therewith would not be in compliance with the laws of such jurisdiction. If Purchaser becomes aware of any jurisdiction in which the making of the Offer would not be in compliance with applicable law, Purchaser will make a good faith effort to comply with any such law. If, after such good faith effort, Purchaser cannot comply with any such law, the Offer will not be made to (nor will tenders be accepted from or on behalf of) the holders of Shares residing in such jurisdiction. In those jurisdictions where applicable laws require that the Offer be made by a licensed broker or dealer, the Offer will be deemed to be made on behalf of Purchaser by one or more registered brokers or dealers licensed under the laws of such jurisdiction to be designated by Purchaser.

INSTRUCTION FORM

With Respect to the Offer to Purchase for Cash

All Outstanding Shares of Class A Common Stock and Class B Common Stock

of

BENEFYTT TECHNOLOGIES, INC.

at

$31.00 NET PER CLASS A SHARE

NO CONSIDERATION TO BE PAID PER CLASS B SHARE

Pursuant to the Offer to Purchase dated July 24, 2020

by

DAYLIGHT BETA CORP.,

a

direct wholly-owned subsidiary of

DAYLIGHT BETA PARENT CORP.

an affiliate of

MADISON DEARBORN PARTNERS, LLC

The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated July 24, 2020 (as it may be amended or supplemented from time to time, the “Offer to Purchase”), and the related Letter of Transmittal (as it may be amended or supplemented from time to time, the “Letter of Transmittal”) and, together with the Offer to Purchase, the “Offer”), in connection with the offer by Daylight Beta Corp., a Delaware corporation (“Purchaser”) and a direct wholly-owned subsidiary of Daylight Beta Parent Corp., a Delaware corporation (“Parent”), to purchase all of the outstanding shares of Class A Common Stock, par value $0.001 per share (the “Class A Shares”), of Benefytt Technologies, Inc., a Delaware corporation (“Benefytt”), at a purchase price of $31.00 per Class A Share, net to the seller in cash without interest and less any applicable withholding taxes, and all of the outstanding shares of Class B Common Stock (the “Class B Shares” and, together with the Class A Shares, the “Shares”), par value $0.001 per share, for no consideration ($0.00), in each case upon the terms and subject to the conditions of the Offer.

The undersigned hereby instruct(s) you to tender to Purchaser the number of Shares indicated below or, if no number is indicated, all Shares held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

The undersigned understands and acknowledges that all questions as to validity, form and eligibility of the surrender of any certificate representing Shares submitted on my behalf to American Stock Transfer & Trust Company LLC (the “Depositary”) will be determined by Purchaser (which may delegate power in whole or in part to the Depositary) and such determination shall be final and binding.

ACCOUNT NUMBER:

NUMBER OF SHARES BEING TENDERED HEREBY:                 SHARES*

The method of delivery of this document is at the election and risk of the tendering stockholder. If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

*	Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.

Dated: , 2020

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